UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2026

Nextpower Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41617	36-5047383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6200 Paseo Padre Parkway, Fremont, California 94555
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 270-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001	NXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02     Unregistered Sales of Equity Securities.
On June 21, 2026, a subsidiary of Nextpower LLC, a Delaware limited liability company, entered into a share purchase and transfer agreement (the “Share Purchase Agreement”) to purchase all of the issued and outstanding limited partnership interests in Zimmermann PV-Steel Group GmbH & Co. KG, a limited partnership organized under the laws of Germany (“Zimmerman PV-Steel”), for total consideration of up to €330 million, consisting of (i) approximately €180 million in cash consideration to be paid at closing, (ii) €105 million in stock consideration consisting of shares of Class A common stock of Nextpower Inc. (“Nextpower”), a Delaware corporation (“Common Stock”) to be issued at closing and priced at the average of the daily volume-weighted average prices for Common Stock on the Nasdaq Stock Market LLC for each of the 30 consecutive complete trading days ending on the second trading day immediately preceding the closing date and (iii) up to €45 million of contingent cash consideration, subject to the terms and conditions of the Share Purchase Agreement.
The Common Stock to be issued as consideration in the acquisition will be issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) thereof.

Item 7.01     Regulation FD Disclosure.
On June 22, 2026, Nextpower issued a press release, a copy of which is filed hereto as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01, announcing its entry into the Share Purchase Agreement.
The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filings under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements relating to the acquisition of Zimmerman PV-Steel, future financial and operating results of Zimmerman PV-Steel and Nextpower, including our outlook for fiscal year 2027 and beyond, opportunities in the energy infrastructure market, and the benefits of the transaction and future opportunities for the combined company, including the benefits our customers may realize as a result of integrating Zimmerman PV-Steel’s business into Nextpower. These forward-looking statements are only predictions, are based on various assumptions and on the current expectations of Nextpower’s management and may differ materially from actual results due to a variety of factors including but not limited to: our strategies, mission, plans, objectives and goals; the ability of Nextpower to successfully integrate Zimmerman PV-Steel’s operations, products and employees; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; the market demand for our products, solutions and services and our ability to deliver them to customers; the retention of key employees, customers or suppliers; projections regarding the U.S. and global demand for electricity; solar power systems; our competitiveness and global market share; macro-economic trends; growth opportunities and plans for future operations; and legislative, regulatory and economic developments, including changing business conditions in our industry or markets overall and the economy in general. Other risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements are also described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” in Nextpower’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextpower has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextpower is not aware of or that Nextpower currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextpower assumes no obligation to update these forward-looking statements.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1*	Press Release dated June 22, 2026
104	Cover Page Interactive Data (embedded within the Inline XBRL document)
* Furnished herewith, not filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextpower Inc.

By:	/s/ Bruce Ledesma
Bruce Ledesma
Chief Legal and Compliance Officer
Date: June 22, 2026